UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41599	77-0583529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 267-9889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GNLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Officer or Named Executive Officer

On December 30, 2025, Paul Scigalla, M.D. resigned as Chief Medical Officer of Genelux Corporation (the “Company”), effective immediately.

Appointment of Jason Litten, M.D. as Chief Medical Officer

On January 2, 2026, the Company announced the appointment of Jason Litten, M.D. as the Company’s Chief Medical Officer, effective as of January 2, 2026 (the “Effective Date”).

Dr. Litten, 52, most recently served as the Chief Medical Officer of Chimeric Therapeutics, Ltd. since July 2022. Dr. Litten is an expert in clinical oncology with experience developing numerous therapeutics modalities. Dr. Litten notably developed some of the first CAR-T, TCR and NK cell clinical programs, as well as leading the clinical and preclinical development of numerous therapeutic monoclonal antibodies and orally available cancer medicines. From August 2019 to March 2022, Dr. Litten served as the Chief Medical Officer at Artiva Biotherapeutics, Inc. where he built and led Artiva’s clinical and regulatory functions. During his time at Artiva, Dr. Litten contributed to launching two clinical NK cell therapy programs, raising over $200 million in private financing and establishing two foundational corporate partnerships. From January 2019 to June 2019, Dr. Litten served as Chief Medical Officer at Optera Therapeutics Corp., and from September 2016 to May 2018, Dr. Litten was the Vice President of Clinical Development overseeing solid tumor programs at Juno Therapeutics, Inc. Before Juno, he was Vice President of Clinical Development at Clovis Oncology, Inc. Dr. Litten started his industry career in Oncology Clinical Development at Amgen Inc. Dr. Litten holds a B.S. in Finance and Economics from Cornell University and M.D. from Emory University. After medical school, he completed a Residency in General Pediatrics at University of Miami and a Clinical Fellowship in Pediatric Hematology & Oncology at UT Southwestern Medical Center at Dallas.

Pursuant to the terms of Dr. Litten’s employment agreement (the “Litten Employment Agreement”), effective as of the Effective Date, Dr. Litten will receive a base salary of $475,000 per year and be eligible for an annual discretionary bonus with a target amount of up to 40% of his then-current base salary based on the achievement of certain performance goals determined by the Board of Directors of the Company. Dr. Litten has been granted an option to purchase 275,000 shares of common stock of the Company with a per share exercise price equal to the closing price of the common stock on the date of grant (the “Option”). The shares subject to the Option will vest over four years of continuous service to the Company, with 25% of the shares subject to the Option vesting on the first-year anniversary of the Effective Date, and the remaining shares vesting in equal monthly installments over the subsequent 36 months of continuous service thereafter. In the event of a change in control of the Company, and subject to Dr. Litten’s continuous service through such change in control, 100% of the shares subject to the unvested portion of the Option will accelerate and vest in full.

Dr. Litten will be entitled to receive severance benefits in the event his employment is terminated by the Company without cause or if he resigns for good reason (an “Involuntary Termination”), provided he remains in compliance with the terms of the Litten Employment Agreement. In the event of an Involuntary Termination that does not occur within the period commencing three months prior to a change in control of the Company and ending 18 months following a change in control (the “Change in Control Period”), Dr. Litten will receive (i) severance equal to six months of his base salary in effect as of his separation date, subject to standard payroll deductions and withholdings, to be paid in equal installments beginning on the first regularly-scheduled payroll date following his separation date plus in the event of a termination by the Company without cause, his full target annual bonus for the calendar year in which such separation occurs, and (ii) up to 12 months of COBRA group health insurance continuation. In the event of an Involuntary Termination that occurs during the Change in Control Period, Dr. Litten will receive (i) severance to be paid in a lump sum equal to 12 months of his base salary in effect as of his separation date, subject to standard payroll deductions and withholdings, plus his full target bonus for the calendar year in which such separation occurs and (ii) up to 12 months of COBRA group health insurance continuation. The foregoing severance benefits are conditioned upon Dr. Litten signing and not revoking a separation agreement and release of claims by no later than the 60th day after the employment termination.

Dr. Litten has entered into the Company’s standard form of indemnification agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The selection of Dr. Litten to serve as the Company’s Chief Medical Officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Dr. Litten and any director or executive officer of the Company. Dr. Litten does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Litten Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Litten Employment Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelux Corporation

Date: January 2, 2026	By:	/s/ Thomas Zindrick
Thomas Zindrick, J.D. President and Chief Executive Officer